Exhibit 5.1

September 14, 2020

Board of Directors

Humanigen, Inc.

533 Airport Boulevard, Suite 400

Burlingame, CA 94010

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Humanigen, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of up to 7,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shares”), all of which Shares are issuable pursuant to the Humanigen, Inc. 2020 Omnibus Incentive Compensation Plan, as amended (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including electronic copies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the offer, issuance and sale of any Shares pursuant to an award or grant made from time to time pursuant to the Plan will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”), taken or adopted in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”) and bylaws and applicable Delaware law, and in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid issuance of the Shares; (ii) at the time of offer, issuance and sale of any Shares, the Registration Statement has become effective under the Act, and no stop order suspending its effectiveness will have been issued and remain in effect; and (iii) the Company will remain a Delaware corporation.

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Polsinelli PC, Polsinelli LLP in California

Board of Directors

Humanigen, Inc.

September 14, 2020

This opinion letter is based, as to matters of law, solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) issuance of the Shares pursuant to the terms of the Plan, and (ii) receipt by the Company of the consideration for the Shares specified in the applicable Board Action, the Plan and any underlying award agreements or letters, the Shares will be validly issued, fully paid, and non-assessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Sincerely,

/s/ POLSINELLI PC
POLSINELLI PC